Exhibit 9(d) Under Form N-1A
                                              Exhibit 10 Under Item 601/Reg. S-K


                                    Amendment #1 to

                                       Exhibit 1

                                         of the

                                   Services Agreement

          Deutsche European Mid-Cap Fund, Class A, Class B and Class C Shares
            Deutsche German Equity Fund, Class A, Class B and Class C Shares
               Deutsche Japanese Equity Fund, Class A and Class B Shares
                 Deutsche Global Bond Fund, Class A and Class B Shares
            Deutsche European Bond Fund, Class A, Class B and Class C Shares
                   Deutsche Top 50 World, Class A and Class B Shares
              Deutsche Top 50 Europe, Class A, Class B and Class C Shares
                    Deutsche Top 50 Asia, Class A and Class B Shares
                Deutsche Top 50 US, Class A, Class B and Class C Shares
               Deutsche US Money Market Fund, Class A and Class B Shares


Revised as of:  July 31, 1998


                                    Deutsche Funds, Inc.


                                    By:  /s/ Brian Lee
                                    Name:  Brian Lee
                                    Title:  President